UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2007
Volterra Semiconductor Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50857 (Commission File Number)	94-3251865 (I.R.S. Employer Identification Number)
47467 Fremont Blvd., Fremont, CA 94538-6437
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 743-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 5, 2007, Volterra Semiconductor Corporation (the “Company”) entered into a transition and resignation agreement with Mr. Greg Hildebrand, the Company’s former Vice President of Finance and Chief Financial Officer (the “Hildebrand Agreement”) in connection with Mr. Hildebrand’s agreement to provide services to the Company from the date he resigned his executive officer positions, through October 26, 2007. In exchange for Mr. Hildebrand’s continued services through such date and upon the execution of a customary release of claims against the Company at the end of such service period, Mr. Hildebrand shall receive a lump sum transition payment of $102,000.
The foregoing description of the Hildebrand Agreement is qualified in its entirety by the terms of the Hildebrand Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished with this document:

Exhibit
Number	Description of Exhibit
10.1	Transition and Resignation Agreement dated October 5, 2007, between Mr. Greg Hildebrand and the Registrant

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation
Date: October 5, 2007	By:	/s/ Jeff Staszak
Jeff Staszak
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.1	Transition and Resignation Agreement dated October 5, 2007, between Mr. Greg Hildebrand and the Registrant